UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012 (February 8, 2012)

PEBBLEBROOK HOTEL TRUST

(Exact name of Registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530
Bethesda, MD 20814

(Address of principal executive offices) (Zip code)

(240) 507-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Trustees (the “Board”) of Pebblebrook Hotel Trust (the “Company”) approved, as recommended by the Compensation Committee of the Board (the “Compensation Committee”), compensatory arrangements in which the executive officers of the Company will participate. The arrangements include compensation for 2011 and 2012.

Cash Bonus Compensation for 2011

The Board approved, as recommended by the Compensation Committee, the payment of cash bonuses to each of the Company’s three executive officers for performance in 2011 based on the management objectives established for 2011. The management objectives for 2011 included the Company’s achievement of specified financial performance for the Company’s hotel portfolio as compared to the Company’s underwriting at the time of the acquisitions; achievement of particular business goals, such as certain capital re-investment programs and successful asset management initiatives, including expense savings or increased profitability; success in the pursuit of new hotel investments; and the successful completion of the Company’s internal control program. These objectives were structured to focus the executives, in part, on enhancing the return from, and value of, the Company’s portfolio of hotels.

To reward their outstanding execution of the Company’s investment strategy and capital markets activities in a challenging economic environment, and to reward exceptional outperformance relative to the management objectives for 2011, the Board awarded to each of these executives a cash bonus equal to 200% of his target cash bonus for 2011 as follows:

  Jon E. Bortz, the Company’s Chairman, President and Chief Executive Officer, received $630,000.
  Raymond D. Martz, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, received $420,000, and
  Thomas C. Fisher, the Company’s Executive Vice President and Chief Investment Officer, the actual cash bonus was $420,000.

2012 Compensation Plan

The key elements of the 2012 compensation program are base salary, annual cash incentive awards, time-based restricted share incentive awards and performance-based equity incentive awards, pursuant to the Company’s 2009 Equity Incentive Plan. The following disclosure describes the material terms of the elements of the program and the amounts for the Company’s three executive officers. The structure and amounts are based, in large part, on the recommendations of a third-party compensation consultant, retained by the Compensation Committee, who reviewed and analyzed the compensation levels and programs of peer companies.

Base Salary and Annual Cash Incentive Awards

The Board approved, as recommended by the Compensation Committee, the following cash compensation arrangements for 2012 for each of the executive officers:

	Base Salary	Target Cash Bonus
Jon E. Bortz	$500,000	$500,000
Raymond D. Martz	$350,000	$280,000
Thomas C. Fisher	$350,000	$280,000

For each executive, the target cash bonus is contingent on the Company meeting the target levels of certain management objectives and goals established by the Board (“Annual Objectives”), which are set at the beginning of the year and are designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash bonus that will be paid in 2013 for performance in 2012 will depend on the Company’s performance against the Annual Objectives and could be as little as zero and as much as 200% of the target cash bonus.

The Annual Objectives for 2012 have three primary components:

  35% is determined by the percentage growth of the Company’s comparable hotel-level earnings before interest, taxes, depreciation and amortization (“EBITDA”) from December 31, 2011 to December 31, 2012 compared to the average percentage growth in the same measure for of a group of seven peer companies in the full service hotel sector, including Ashford Hospitality Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. (the “Peer Group”), (the “EBITDA Growth Objective”);
  35% is determined by the amount of Company hotel-level EBITDA for the year ending December 31, 2012 compared to the aggregate amount of 2012 hotel-level EBITDA projected by the Company’s underwriting process at the time of a hotel’s acquisition (the “Underwritten EBITDA Objective”); and
  30% is determined by the degree to which particular business objectives, including certain capital re-investment programs, asset management initiatives, acquisition goals, medium-term debt refinancings and internal controls and compliance, are met (the “Operating Objective”).

The level of performance against each of the 2012 Annual Objectives is measured relative to a target and is subject to a maximum and minimum, each of which varies by objective, as shown in the following table:

Annual Objective		Minimum % of Target Bonus	Decrease Increment	Target Performance/ % of Target Bonus	Increase Increment	Maximum % of Target Bonus
EBITDA Growth (35% weight)	Performance (relative to Target Performance)		For every 100 basis points (“bps”) below target	Peer-Group Average EBITDA growth	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

Underwritten EBITDA (35% weight)	Performance (relative to Target Performance)		For every 100 bps below target	Aggregate underwritten EBITDA	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

Operating (30% weight)	Performance (Five-point scale – assessed by Board)	1	2	3	4	5
	Payout Level (percent of Target Bonus)	0%	15%	30%	45%	60%

Total (as percent of Target Bonus)		0%		100%		200%

Regardless of the Company’s actual performance against the Annual Objectives, no executive officer will be entitled to receive more than a maximum of 200% of their target cash bonus for an annual incentive award.

Time-Based Restricted Share Incentive Awards

Each executive officer is eligible to receive time-based restricted share incentive awards in the form of restricted common shares of the Company. For 2012, the Board awarded restricted common shares, which will vest ratably on January 1, 2013, January 1, 2014 and January 1, 2015, provided that the recipient remains employed by the Company through the applicable vesting date, to Messrs. Bortz, Martz and Fisher as follows:

	Number of Restricted Common shares	Grant Date Fair Value
Jon E. Bortz	21,460	$496,799
Raymond D. Martz	8,495	$196,659
Thomas C. Fisher	8,495	$196,659

The grant date fair value of these awards was calculated in accordance with FASB ASC 718 and based on the closing price per share of the Company’s common shares on February 8, 2012. Prior to vesting, all restricted common shares will be entitled to receive dividends paid on the Company’s common shares and will be entitled to vote.

Performance-Based Equity Incentive Awards

Each executive officer is eligible to receive time-based equity incentive awards in the form of restricted common shares of the Company. The common shares that are issuable pursuant to the performance-based awards will be issued and vest only if and to the degree that long-term performance criteria established by the Board (“Long-Term Objectives”) are met and the recipient remains employed by the Company on the vesting date.

The Long-Term Objectives have three primary components:

  30% is determined by the Company’s total shareholder return (common share price appreciation/depreciation plus paid dividends) (“TSR”) measured from December 31, 2011 through December 31, 2014 compared to the Peer Group’s average TSR (the “Group TSR Objective”);
  30% is determined by the Company’s total shareholder return (common share price appreciation/depreciation plus paid dividends) from December 31, 2011 through December 31, 2014 (the “Absolute TSR Objective”); and
  40% is determined by reduction of the gap between the Company’s comparable hotel-level EBITDA margin and that of LaSalle Hotel Properties from December 31, 2011 through December 31, 2014, measured annually (the “Direct Competitor Objective”).

The level of performance against each of the 2012 Long-Term Objectives is measured relative to a target and is subject to a maximum and minimum, each of which varies by objective, as shown in the following table:

Long-Term Objective		Minimum % of Target Bonus	Decrease Increment	Target Performance/ % of Target Bonus	Increase Increment	Maximum % of Target Bonus
Group TSR (30% weight)	Performance (relative to Target Performance)	≥ 600 bps below	For every 100 bps below target	Peer-Group Average TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	500 bps less	30%	500 bps more	—

Absolute TSR (30% weight)	Performance (relative to Target Performance)	≤ 5%	For every 100 bps below target	9% TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	750 bps less	30%	750 bps more	60%

Direct Competitor (40% weight)	Performance (relative to Target Performance)	≥ 40 bps increase in gap	For every 10 bps increase in EBITDA margin gap	No change in EBITDA margin gap	For every 10 bps decrease in EBITDA margin gap
	Payout Level (percent of Target Bonus)	0%	1,000 bps less	40%	1,000 bps more	—

Total (as percent of Target Bonus)		0%		100%		200%

Regardless of the Company’s actual performance against one or more of the Long-Term Objectives, no executive officer will be entitled to receive more than 200% of their target for performance-based equity incentive award.

The minimum, target and maximum number of common shares subject to the performance-based equity incentive awards for the Company’s three executive officers are as follows:

	Number of Common Shares Issuable
	Minimum	Target	Maximum
Jon E. Bortz	0	32,190	64,380
Raymond D. Martz	0	12,742	25,484
Thomas C. Fisher	0	12,742	25,484

Based solely on the closing price per share of the Company’s common shares on February 8, 2012, the value of the target number of shares issuable pursuant to the performance-based equity incentive awards to Messrs. Bortz, Martz and Fisher would be $745,199, $294,977 and $294,977, respectively. The Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance conditions.

For each executive, the actual amount of common shares that will be issued after December 31, 2014 pursuant to the performance-based awards will depend on the Company’s performance against the Long-Term Objectives and requires that the recipient remain employed by the Company through the vesting date. The common shares issuable pursuant to these performance-based awards will, prior to vesting, not be entitled either to receive dividends paid on the Company’s common shares or to be voted, but dividends will accrue on the shares and will be paid if and when the shares vest and are issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
Date: February 14, 2012	By:/s/ Raymond D. Martz Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary